Exhibit 10.8

Epolestar Intelligent Platform V9.0

Licensing Service Contract

Party A: Zhong Yang Securities Limited

Party B: Zhengzhou Esunny Information Technology Co., Ltd.

Place of contract signing: Zhengzhou City

After friendly negotiation, the two parties, based on the principle of “long-term cooperation and common development,” agree on Party B allow Party A to use the “ Epolestar Intelligent Platform V9.0” (hereinafter referred to as “ Epolestar ” ) and other related matters. This contract is signed in accordance with the “Contract Law of the People’s Republic of China” and other laws and regulations, and both parties shall abide by it. The terms are as follows:

I.	Service Content

Party B provides Party A with futures and options market information services. Party B provided by the server, the use of “Epolestar Intelligent Platform V9.0” acquiring Party A following service:

1.	Market data: Party B signs a contract with Exchanges to purchase genuine data, including CME / CBOT / NYMEX / COMEX belonging to the Chicago Mercantile Exchange, ICE US / ICE Europe Commodities / ICE Europe Financial / ICE SG belonging to the intercontinental Exchange, Inc., the London Metal Exchange, the European Futures Exchange, the Singapore Exchange, the Tokyo Mercantile Exchange, the Dubai Gold Exchange, etc.

2.	Market access points: Hong Kong, Shanghai, Zhengzhou, Shenzhen.

3.	Network and hardware: Provide background server and Internet resources.

4.	Software functions: chart analysis, quick order placement, etc.

5.	Personalized software packaging service.

6.	Software upgrade service.

II.	Service application and confirmation

1.	Party B shall provide Party A with Epolestar technical support services from the date of signing this contract.

2.	If Party A increases its service demand, it should submit an application to Party B, and sign a supplementary agreement after the two parties reach an agreement.

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III.	Technical support services

1.	Party B shall provide the Party A with centralized training before Party A uses the software.

2.	Party B provides Party A with complete instructions (electronic documents) for the use of market data terminal software, And deliver the installation instructions and the program to the authorized person of Party A in the form of a CD/U disk.

3.	Party B will provide Party A with reasonable technical advice within the working hours (Monday to Friday (holidays except outside)) by telephone to solve Party A’s problems in use. Party A may seek technical support from Party B by written, email, telephone, etc.

4.	Party B reserves the right to provide Party A with operation and maintenance services through third-party remote-control software.

5.	Party B to provide Party A with the necessary system upgrade patches and notify Party A by mail 15 working days in advance. Before providing the upgrade patch, Party B will conduct functional, performance and capacity, security, and reliability tests to reduce the possible risks.

6.	Party B will respond within 2 hours after receiving the phone request from Party A to seek Epolestar service. If necessary, Party B shall provide on-site services.

IV.	Party A’s Responsibilities

1.	If an abnormality is found during the use of Epolestar, Party A should contact Party B in time and accurately describe the current failure phenomenon so that Party B can make a timely diagnosis.

2.	When Party B performs maintenance and technical support, Party A shall designate a special person to cooperate with Party B. After Party B completes software maintenance and technical support, Party A shall cooperate to check whether Epolestar is operating normally.

3.	Authorize a person to be responsible for communicating with Party B in terms of business and organization of software training, etc.:

Name of authorized contact person:	Tel:

Fax:	Email:

4.	Cooperate unconditionally when Party B accepts the extended inspection of information security by the China Securities Regulatory Commission and its dispatched agencies.

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V.	Party B’s Responsibilities

1.	Party B shall provide services to Party A in a timely manner in accordance with the provisions of this contract.

2.	Party B is responsible for the commissioning and installation of all market data and the hardware equipment and infrastructure required by the market data.

Party B shall make every effort to pursue the reliability of the software and follow the various specifications and basic requirements issued and effective when the contract is signed by government agencies, industry regulatory agencies, exchanges and other institutions.

3.	Party B promises that Epolestar does not have malicious code or unauthorized functions, does not provide functional modules that violate Chinese laws and regulations, and complies with the relevant technical specifications and technical guidelines of the securities and futures industry.

4.	If there is a need for supervision, Party B must accept the extended inspection of information security by the China Securities Regulatory Commission and its dispatched agencies.

5.	For any requirements for addition or modification or improvement of existing software functions proposed by Party A, Party B shall decide whether to include such requirements in the upgraded version, and shall give Party A a reply thereon.

VI.	Contract Amount and Payment Method

1.	Licensing Service Fee: standard HKD 180,000 per year (One hundred and ten thousand Hong Kong Dollar a year). Party A shall pay Party B the expenses of the corresponding service cycle within 15 working days after receiving Party B’s notice of payment.

Note: The above price does not include the fees that Party A or Party A’s customers need to pay to the exchange, [fees include but are not limited to “Terminal User Fees” (User Fee)]. If the Exchange issues regulations on charging fees in the future, Party A or Party A’s clients need to pay fees in accordance with the Exchange’s regulations.

2.	Market terminal subscription fee: Party A needs to pay Party B in accordance with the charging standards implemented by each exchange at that time. This fee will be changed at any time according to the changes in the charging standards of each exchange, and Party B does not need to notify Party A in advance. According to the monthly terminal market subscription report submitted by Party A, Party B shall issue the bill before the 5th of the next month to Party A, and Party A should complete the payment before the 15th of the month.

3.	Payment method:

Party B’s account information is as follows:

Company Name: Zhengzhou Esunny Information Technology Co., Ltd.

Bank Information: Bank of Communications Zhengzhou Branch Futures Building Branch

Account number: 411899991130003000037

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VII.	Contract Period

The contract period is two charging cycles, and one charging cycle refers to one year from the billing start date (that is, the launch date). The starting date of the “Annual License Service Fee” is the date of Party A’s software launch date (Note: launch date is the 1st of the following month after the software terminal control function is upgraded). Party A’s “ Annual License Service Fee ” shall be paid to Party B within 5 days from the date of launch.

VIII.	Liability for Breach of Contract

1.	Any refusal, delay, delay or failure to fully implement the terms of this contract by any party to this contract shall be deemed as a breach of contract. Except as otherwise provided in this contract, the breaching party shall be liable for breach of contract, and the other party shall have the right to require the breaching party to compensate for all direct and indirect losses suffered thereby, and for the breaching party to compensate the related expenses paid by the breaching party , including but It is not limited to the expenses incurred to resolve disputes.

2.	If either party of both parties violates the provisions of this contract, the other party has the right to notify the breaching party in writing to make corrections within a time limit. If the breaching party fails to make corrections within 30 working days after receiving the written notice, the other party has the right to unilaterally terminate the contract and request the breaching party to bear the losses caused by it.

3.	Party A fully understands and accepts: Due to the particularity of the software development industry and the unpredictability of risks, Party B’s defects in the licensed software itself and operating errors that affect Party A are not part of Party B’s breach of contract , and Party B will not be liable for compensation.

4.	If Party A fails to pay Party B in full and on time as stipulated in the contract, Party A shall pay Party B a penalty in addition to making up the arrears as soon as possible. For every overdue working day, Party A shall pay liquidated damages at 1‰ of the unpaid amount due. If Party A fails to fully pay the dues within one month, Party B has the right to terminate the contract immediately and require Party A to pay the arrears, liquidated damages and compensation for corresponding losses.

5.	Party B will use all reasonable means to ensure the continuity of the information provided, and ensure that the data provided to Party A is consistent with the data that Party B receives from the data source. For information interrupt, errors, interruptions, delays, omissions or other forms of data services and information errors, or any loss or damage caused thereby, does not belong to the Party B’s breach of contract, Party B assumes no responsibility. If Party B’s direct error causes the delay or failure of Party A’s data, Party A may request Party B to appropriately extend a certain service period according to the degree of impact.

6.	Under any circumstances, the liquidated damages, compensation, etc. paid by Party B to Party A under this contract do not exceed 10% of the total amount of software license service fees that Party A has paid to Party B in this period in a calendar year. If there is any conflict between other clauses of this contract and this clause, this clause shall prevail.

IX.	Confidentiality Obligations

Party A solemnly promises that it will not transfer, sell, give away or disclose the design ideas, system structure, technical documents and other technical property rights related to this product to a third party.

Party B solemnly promises that it will not disclose to a third party in any form the business secrets about Party A’s system that it has learned during the course of cooperation between the two parties.

Party A and Party B shall keep the technical secrets and business information of the other party learned during the cooperation process, and this obligation shall not be extinguished by the change, cancellation or termination of this contract.

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X.	Disclaimer

1.	Either party of Party A and Party B violates the terms of this contract due to natural disasters such as fire (water ) disasters, heavy rain ( snow ) , typhoons, thunder and lightning, earthquakes, riots, wars and other natural disasters and other force majeure, it will not be liable for breach of contract.

2.	At any time and for any reason, Party B will not bear any responsibility for data service interruption or restriction caused by factors beyond Party B’s reasonable control.

3.	Party B shall not be liable for other losses of Party A or disputes between Party A and a third party.

4.	Party B shall not bear any responsibility for Party B’s failure to provide or fail to provide services within the time limit agreed in the contract due to Party A’s breach of Article 4 of this contract.

5.	Either party of Party A and Party B shall not bear any losses caused by government laws and regulations.

6.	Party B does not be liable for any losses caused by Party A’s failure to upgrade the software as required by Party B.

XI.	Declaration and Guarantee

If either party violates the following undertakings, the other party has the right to suspend the contract. Both parties declare, represent and warrant to each other the following:

1.	Party A guarantees:

① The content of Party B’s products (including but not limited to data and news) shall not be transferred or copied for other purposes without Party B’s permission, otherwise Party B has the right to stop the service.

② Under feasible conditions, provide Party B with any information or report that is reasonably related to the market information received by subscribers as required by the Exchange as required by Party B.

③ Cooperate with Party B or the exchange in the audit and inspection of market data, including the use of market data, any account books and records maintained by receiving and using market data.

2.	Party B guarantees that its own copyright or other legal rights to the software and information it provides to Party A, otherwise Party A has the right to terminate the contract.

XII.	Copyright

1.	The copyright of Epolestar is owned by Party B. Party B only grants Party A the right to use Epolestar, and has not transferred any copyright on Epolestar. Party A shall not privately copy, sell, or authorize Epolestar to a third party other than this contract, let alone break the secret of Party B’s software. Otherwise, it will be deemed to infringe the copyright of Party B. Party B has the right to terminate this contract and reserves the right to demand compensation from Party A.

2.	Exchanges have exclusive property rights to market data. Such market data constitutes valuable confidential information of each exchange, as well as exclusive rights in a non-public scope. Moreover, unless the exchange authorizes the disclosure of such information, such market information will always be valuable confidential information that belongs to the relevant exchange, and its exclusive rights will always belong to the relevant exchange.

XIII.	Contract Renewal and Termination

After the completion of the first contract period, if both parties have objections, the contract can be terminated, but a written notice of termination must be issued three months in advance, otherwise the contract will automatically continue to be valid.

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XIV.	Dispute Resolution

1.	The laws of the People’s Republic of China shall apply to disputes in this contract.

2.	If there is a dispute in this contract, both parties shall negotiate or mediate to resolve it.

3.	All disputes and disputes during the execution of this contract shall be settled by both parties through negotiation. If the negotiation fails, it can also be resolved through legal procedures. The place of litigation is the location of Party B.

XV.	Others

1.	During the execution of this contract, the statement or exchange of opinions of both parties shall be in written form, otherwise the losses caused by this shall be borne by themselves.

2.	This contract shall be made in four copies, each party shall hold two copies, and it shall take effect after the representatives of both parties sign and seal it.

Party A:	Party B: Zhengzhou Esunny Information Technology Co., Ltd.
(Chapter)	(chapter)

Representative:	Representative:
/authorized signature/	/authorized signature/

DATE	DATE
May 23, 2017	May 23, 2017

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